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                                                                    EXHIBIT 5.0



                          [GOULD & WILKIE LETTERHEAD]


                                                                  June 12, 1998

Eastbrokers International Incorporated
15245 Shady Grove Road, Suite 340
Rockville, Maryland 20850

                       Re: Eastbrokers International Incorporated Registration Statement on Form S-8

Ladies and Gentlemen:

            We are counsel to Eastbrokers International Incorporated, a Delaware corporation (the "Company"), and have represented the Company in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer and sale of 200,000 shares of common stock of the Company, $.05 par value (the "Shares") pursuant to the 1996 Stock Option Plan (the "Plan").

            We have acted as securities counsel for the Company in connection with the transaction which is the subject matter of the Registration Statement and are familiar with the various corporate proceedings related thereto. In rendering this opinion, we have examined a copy of the Plan, the Registration Statement, such corporate records of the Company and such other instruments, documents, and certificates as we have deemed necessary as a basis for our opinion. For purposes of this opinion, we have assumed (i) the accuracy and completeness of all information supplied by the Company, its officers, directors, or agents, (ii) that the transactions set forth in the Registration Statement are consummated as set forth therein, (iii) that the Commission shall have issued an order under the Securities Act declaring the Registration Statement effective, and (iv) that all requisite authorizations, approvals, consents or exemptions under the securities laws of various states and other jurisdictions of the United States of America shall have been obtained.

            Based on the foregoing, we are of the opinion that the Shares to be sold in accordance with the Registration Statement are duly authorized and upon issuance, delivery and sale thereof, for the consideration contemplated by the Plan, will be legally issued, fully paid and nonassessable.


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            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as a part of, or and exhibit to, any document which may be filed with respect to the proposed transaction under the securities laws of the various states and other jurisdictions of the United States of America. We also consent to be named in the Registration Statement and in the Prospectus incorporated by reference thereto and which constitutes a part thereof as the counsel that will pass upon certain legal matters for the Company in connection with this sale of the Shares.


                                 Very truly yours,

                                 /s/ Gould & Wilkie
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                                 Gould & Wilkie